AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

This Amendment to Investors’ Rights Agreement is entered into as of December 27, 2007, by and among Huiheng Medical, Inc., a Nevada corporation (the “Company”), and those holders of outstanding shares of Series A Preferred Stock issued by the Company (the “Series A Holders”) who execute this Amendment, with respect to the following:

A. Under the terms of the Securities Exchange Agreement dated as of May 15, 2007 (the “Exchange Agreement”) by and among the Company (then known as Mill Basin Technologies, Ltd.) and various other parties, including the shareholders of Allied Moral Holdings, Ltd. (with a portion of such shareholders receiving shares of Series A Preferred Stock of the Company), the Company agreed to assume the registration obligations of Allied Moral Holdings under the Investors’ Rights Agreement of January 11, 2007 (the “Rights Agreement”), subject to certain conditions;

B. As a result of the recent changes in Rule 144 promulgated by the Securities and Exchange Commission, and the lock up agreements that will be required by the underwriters of the currently contemplated public offering of the common stock of the Company, the Series A Holders and the Company contemplate that the Series A Holders will be able to sell their shares of common stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) under Rule 144 simultaneously or shortly after the expiration of the 90 day lock up period set forth in the lock up agreements. As such, the Series A Holders and the Company believe that there is no longer any utility to require the Company to file a registration statement for the resale of the Conversion Shares; and

C. To remove any ambiguity relating to the terms of the Rights Agreement that remain in effect, the Series A Holders and the Company desire to confirm that any potential penalties associated with either the failure to obtain the registration of the Conversion Shares within the time specified in the Rights Agreement or the failure to maintain such registration in effect shall be waived and extinguished.

NOW, THEREFORE, for and in consideration of the forgoing and the following terms and conditions, the parties hereto agree as follows:

1. Termination of Registration Obligations. Any remaining obligations in the Rights Agreement that have been assumed by the Company under the Exchange Agreement are hereby terminated.

2. Waiver of Damages. Any damages related to the Rights Agreement that have accrued or may accrue in the future are hereby waived and extinguished.

3. Processing of Transfers. Within five business days after the business day on which the Company receives (i) a notice that the Conversion Shares have been sold pursuant to Rule 144 (or of the completion of a period during which the Conversion Shares need to bear a restricted securities legend under applicable securities laws), (ii) the original certificates representing the shares of Series A Preferred Stock (or Conversion Shares, as the case may be) that were issued with a restricted securities legend, and (iii) to the extent required by Rule 144, customary representation letters and/or broker letters concerning compliance with the requirements of Rule 144, the Company shall deliver (or cause to be delivered) to its transfer agent appropriate instruction and opinion letters directing the delivery of certificates for the Conversion Shares without legends. This obligation may be satisfied, when permitted by applicable legal requirements, by delivery of entries reflecting electronic transfers of the Conversion Shares to a brokerage account (designated by the applicable Series A Holder) with the Depository Trust Company through its Deposit Withdrawal Agent Commission System.

This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute one in the same instrument, and shall be effective when it has been signed by the Company and the holders of more than a majority of the outstanding shares of Series A Preferred Stock.

HUIHENG MEDICAL, INC.

By:	/s/ Li Bo
Li Bo, Secretary

Name:	Platinum Partners Value Arbitrage Fund L.P.
By:	/s/ Mark Nordlicht
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	Harborview Master Fund L.P.
By:	/s/ Navigator Management, Ltd.
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	Nicole Kubin
By:	/s/ Nicole Kubin
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	Atlas Master Fund, Ltd.
By:	/s/ Scott Schroeder
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	J Wild Fund, LP
By:	/s/ Jason Wild
Title:	JW GP LLC, Managing Member
(If signing in a representative capacity)

Name:	JW Partners, LP
By:	/s/ Jason Wild
Title:	JW GP LLC, Managing Member
(If signing in a representative capacity)

Name:	DKR SoundShore Oasis Holding Fund, Ltd.
By:	DKR Oasis Management Company LP, its Investment Manager
By:	/s/ Barbara Burger
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	Monarch Capital Fund, Ltd.
By:	/s/ Navigator Management, Ltd.
Title:	Authorized Signatory
(If signing in a representative capacity)

Name:	Orion KF Partners
By:	/s/ David Kohl
Title:	Authorized Signatory

Name:	Chardan China Investments
By:	Chardan China Management
Its:	Manager
By:	/s/ Daniel P. Beharry
Title:	Secretary